UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016 (June 3, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the previously disclosed senior secured superpriority debtor-in-possession credit agreement entered into on April 26, 2016, as amended on May 18, 2016, SunEdison, Inc. (the “Company”) entered into confidentiality agreements with certain Tranche B Lenders in May 2016. Pursuant to the confidentiality agreements, the Company agreed to publicly disclose all undisclosed material non-public information provided to such Tranche B Lenders by or on behalf of the Company and referenced in the confidentiality agreements (the “Cleansing Materials”) not later than the Termination Date (as defined in the confidentiality agreements). A copy of the Cleansing Materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the Cleansing Materials are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Cleansing Materials

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016

SUNEDISON, INC.

By:	/s/ John S. Dubel
Name: John S. Dubel
Title: Chief Restructuring Officer

EXHIBIT INDEX

99.1	Cleansing Materials